UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-27559	05-6008768
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

40 Westminster Street, P.O. Box 6687,		02940-6687
Providence, Rhode Island		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 621-4200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-4.1 Series 2008-CP-2 Supplement, dated May 13, 2008
Ex-4.2 Amend. No.1 to Series 2008-CP-1 dated May 13, 2008

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On May 13, 2008, Textron Financial Corporation’s (“Textron Financial”) affiliate, Textron Financial Floorplan Master Note Trust (the “Trust”), issued variable funding notes in an amount of up to $418.995 million (the “Series 2008-CP-2 Variable Funding Notes”) pursuant to its dealer floorplan securitization program (the “Floorplan Securitization Program”). The Class A Series 2008-CP-2 Variable Funding Note is held by Société Générale (“SG”), as managing agent for certain commercial paper conduits administered by SG, and provides for a commitment thereunder of $375 million. The Class A Series 2008-CP-2 Variable Funding Note has an interest rate equal to the commercial paper costs of the conduit purchasers plus monthly fees. The subordinated Class B Series 2008-CP-2 Variable Funding Note is held by Textron Receivables Corporation III (“TRC III”), a wholly-owned subsidiary of Textron Financial. The Series 2008-CP-2 Variable Funding Notes were fully funded at closing and principal amounts may be repaid and incremental fundings may be made from time to time thereunder subject to the satisfaction of customary conditions precedent. The scheduled termination date for the Series 2008-CP-2 Variable Funding Notes is in May 2009.
     The Series 2008-CP-2 Variable Funding Notes and all other series of notes previously issued by the Trust and outstanding are all secured primarily by a revolving pool of dealer floorplan receivables originated from time to time by Textron Financial and sold to TRC III. TRC III further conveys such receivables to the Trust. Textron Financial will remain as servicer of the receivables. As owner of the Trust, TRC III retains a residual interest in the assets of the Trust.
     In connection with the issuance of the Series 2008-CP-2 Variable Funding Notes, Textron Financial and the Trust entered into a Series 2008-CP-2 Supplement to the Amended and Restated Indenture, by and among the Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer, pursuant to which the Series 2008-CP-2 Variable Funding Notes were issued and collections, defaults and other amounts in respect of the receivables are allocated to the Series 2008-CP-2 Variable Funding Notes (the “Agreement”). The summary of the Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Agreement which is filed as Exhibit 4.1 and is incorporated by reference herein.
     Pursuant to the Floorplan Securitization Program documents, Textron Financial, TRC III and the Trust have made representations and warranties regarding the receivables as well as their businesses and properties and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar securitized facilities. The Floorplan Securitization Program documents also include usual and customary early amortization events and events of default for securitized facilities of this nature. The sale of receivables under the Floorplan Securitization Program is an off-balance sheet arrangement.
     In addition, on May 13, 2008, the Trust entered into an amendment to the Series 2008-CP-1 Supplement to the Amended and Restated Indenture (the “Amendment”), by and among the Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer, to make certain technical amendments related to the allocation of certain collections and the calculation of certain amounts in respect of the Series 2008-CP-1 Variable Funding Notes previously issued by the Trust. The summary of the Amendment set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Amendment which is filed as Exhibit 4.2 and is incorporated by reference herein.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.
Section 9 — Financial Statements and Exhibits

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Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description

4.1	Series 2008-CP-2 Supplement, dated as of May 13, 2008, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer.

4.2	Amendment No. 1, dated as of May 13, 2008, to Series 2008-CP-1 Supplement, dated as of March 20, 2008, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXTRON FINANCIAL CORPORATION (Registrant)
Date: May 15, 2008	By:	/s/ Thomas J. Cullen
		Name:	Thomas J. Cullen
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

4.1	Series 2008-CP-2 Supplement, dated as of May 13, 2008, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer.

4.2	Amendment No. 1, dated as of May 13, 2008, to Series 2008-CP-1 Supplement, dated as of March 20, 2008, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York, as indenture trustee, and Textron Financial, as servicer.

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